Exhibit 10.8
                           THE PEOPLES HOLDING COMPANY

                              EMPLOYMENT AGREEMENT

This Agreement ("Agreement") has been entered into this 10th day of February, 1998, by and between The Peoples Holding Company ("Company"), and Stuart R. Johnson, an individual ("Executive").

                                    RECITALS

The Board of Directors of the Company ("Board") has determined that it is in the best interest of the Company and its stockholders to reinforce and encourage the continued attention and dedication of the Executive to the Company as a member of management of the Company or as a member of management of a subsidiary of the Company, and to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change in Control (as defined below) of the Company. The Board believes that it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive's full attention and dedication to the Company or a subsidiary currently and in the event of any threatened or pending Change in Control which ensures that the compensation and benefit expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                            IT IS AGREED AS FOLLOWS:

Section 1: Definitions and Construction.

1.1 Definitions. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meaning specified below unless the context plainly requires a different meaning.

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Change in Control" means any liquidation, dissolution, consolidation or merger of the Company in which the Company is not a continuing or surviving corporation.

     (c)  "Change in Control Date" shall mean the date of the change in control.

     (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "Company" means The Peoples Holding Company, a Mississippi Corporation, for the purpose of determining if a change in control has occurred. For the purpose of an employment relationship, it includes any subsidiary or successor of The Peoples Holding Company.

     (f)  "Effective Date" shall mean February 10, 1998.

     (g) "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     (h) "Person" means any "person" within the meaning of Section 13(d) and 14(d) of the Exchange Act.


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

     (i) "Term" means the period that begins on the effective date and ends on the anniversary of the effective date, unless prior thereto a Change in Control shall have occurred. This contract shall automatically renew for additional one- (1) year terms unless either party shall give the other party at least ninety (90) days' advance written notice of said party's intention not to renew said contract; provided, however, the Company shall not be able to give notice of its intention not to renew the contract following a Change in Control or if it is involved in any negotiations, whether formal or informal, that may result in a Change in Control.

1.2 Gender and Number. When appropriate, pronouns herein used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

1.3 Headings. All headings herein are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used herein, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section hereof.

1.4 Applicable Law. This agreement shall be governed by and construed in accordance with the laws of the State of Mississippi without reference to its conflicts of law principles.

Section 2: Terms and Conditions of Employment.

2.1 Severance Benefits. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's agreeing to remain in the employ of the Company, subject to the terms and conditions set forth herein, this Agreement sets forth the severance benefits which the Company agrees will be provided to the Executive in the event the Executive's employment with the Company is terminated subsequent to a Change in Control under the circumstances described herein.

2.2 Positions and Duties. Prior to the receipt of benefits under this Agreement, the Executive shall serve as an officer of the Company or of a subsidiary thereof, subject to the reasonable directions of the Board and the immediate superior of the Executive. During the term of this Agreement, Executive agrees that Executive will not voluntarily leave the employ of the Company except as may be provided hereunder. Any violation of this
     Section 2.2 by the Executive prior to a Change in Control shall result in a termination hereof, and the Executive shall have no other liability hereunder for such action. In consideration of this, the Company agrees that following a Change in Control, the Executive's authority, duties and responsibilities shall be at least commensurate in all material respects with those assigned to, or held and exercised by, the Executive immediately preceding the date on which a Change in Control occurs. Notwithstanding the foregoing, the Company may terminate the Executive's employment at any time, subject to providing the benefits hereinafter specified and in accordance with the terms hereof.


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

2.3 Situs of Employment. Following a Change in Control, the new entity shall make a good faith effort to provide the Executive with the type and kind of employment described herein at the location where the Executive was providing his services prior to the Change of Control. However, if the new entity decides it must transfer or relocate the Executive, it will provide the Executive the following benefits: (a) purchase the Executive's home at its average appraised value plus at least 10% of the appraised value (appraised value being the average of an appraised value by a duly licensed and qualified appraiser selected by the Executive and the appraised value of a duly licensed and qualified appraiser selected by Company); (b) pay all reasonable cost and expenses incurred by the Executive in moving to a new location; (c) provide the Executive an immediate increase in his annual income of at least 6%; (d) require no transfer or relocation of an Executive who has school age children until the end of the school year; (e) pay to Executive seventy-five percent (75%), not to exceed Five Thousand Dollars ($5,000.00) per child per year, of the tuition of a private school if Executive has a school child or children and the Executive reasonably determines it to be in the best interest of such child or children to attend a private school at the new situs of employment.

2.4  Compensation.

     (a) Annual Base Salary. The Annual Base Salary ("Annual Base Salary")shall be an amount equal to the salary the Executive was receiving during the month immediately preceding a Change in Control computed on an annualized basis.

     (b) Incentive Bonuses. Incentive Bonuses ("Incentive Bonus") shall mean any bonuses provided through any incentive compensation plan, subject to the provisions of such plan.

     (c) Welfare Benefit Plans. Welfare benefit plans shall mean practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), subject to the provision of such welfare benefit plans.

Section 3: Termination of Employment.

3.1 Death. The Executive's employment shall terminate automatically upon the Executive's death during the Term of this Agreement and prior to a termination of employment by the Executive.

3.2 Disability. Following a Change in Control, if the Company determines in good faith that a Disability of the Executive has occurred (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 7.1 of the intention of the Company to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable to perform the services required of the Executive hereunder on a full-time basis for a period of one hundred-eighty (180) consecutive business days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.


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

3.3 Termination for Cause. Following a Change in Control, the Company may terminate the Executive's employment for "Cause," which shall mean termination based upon: (a) the Executive's willful and continued failure to perform the Executive's duties with the Company (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Company or the Chairman of the Board, which specifically identifies the manner in which the Executive has not substantially performed the Executive's duties, (b) the Executive's willful commission of misconduct which is materially injurious to the Company, monetarily or otherwise, or (c) the Executive's material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (a) the Executive receives a notice of Termination (as defined in Section 3.5) from the Chief Executive Officer of the Company or the Chairman of the Board, (b) the Executive is given the opportunity, with counsel, to be heard before the Board, and (c) the Board finds, in its good faith opinion, that the Executive was guilty of the conduct set forth in the Notice of Termination.

3.4 Good Reason. Following a Change in Control, the Executive may terminate employment with the Company for "Good Reason," which shall mean termination based upon:

     (a) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position, authority, duties or responsibilities as contemplated by Section 2.2 or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after notice thereof given by the Executive;

     (b) (i) the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating as specified in Section 2.4(b) or 2.4(c) or (ii) the taking of any action by the Company which would adversely affect the Executive's participation in,or materially reduce the Executive's benefits under, any plans described in Section 2.4(b) or 2.4(c),or deprive the Executive of any material fringe benefit enjoyed by the Executive as described in Section 2.4(b) or 2.4(c);

     (c)  a material breach by the Company of any provision hereof;

     (d) any termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

     (e) within a period ending at the close of business on the date three (3) years after the Change in Control Date, any failure by the Company to comply with and satisfy Section 6.2 on or after the Change in Control Date.


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

3.5 Notice of Termination. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section
     7.1. For purposes of this Agreement, a "notice of Termination" means a written notice which (a) indicates the specific termination provision herein relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty [30] days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

3.6 Date of Termination. "Date of Termination" means (a) if the Executive's employment is terminated by the Company with or without Cause, or by the Executive for Good Reason, the date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, or (b) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

Section 4: Certain Benefits Upon Termination of Employment.

4.1 Termination after a Change in Control. If a Change in Control occurs during the Term of this Agreement and within three (3) years after such Change in Control, either the Company shall terminate the Executive's employment without Cause, or the Executive shall terminate employment with the Company for Good Reason, then the Executive shall be entitled to the benefits provided below for the three year period after Change in Control or the remaining portion of said three year period following the date of termination.

     (a) "Accrued Obligations": On the tenth (10th) business day following the Date of Termination, the Company shall pay to the Executive the sum of
          (i) the Executive's Annual Base Salary prorated through the Date of Termination to the extent not previously paid, and (ii) any accrued vacation pay to the extent not previously paid.

     (b)  "Severance Amount": The "Severance Amount" shall be an amount equal to
          2.99 times the Executive's Annual Base Salary in effect on the business day prior to the Date of Termination plus 2.99 times the average annual incentive bonus for the two years prior to the Change in Control. The Company shall set aside this amount in escrow for a period of three years and the Escrow Agent shall pay to the Executive, beginning on the tenth (10th) business day following the Date of Termination, a monthly amount of one-thirty-sixth (1/36) of the severance amount less any monthly W-2, Schedule C or Schedule F earnings reportable on Internal Revenue Service Form 1040 which are received by the Executive from his present employer or any future employer or employers for a period of 36 months or until the earlier exhaustion of the entire severance amount plus interest thereon.


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

          In the event of the Executive's death after a termination for which a "Severance Amount" is payable, the Escrow Agent shall continue to pay to the Executive's spouse or other named beneficiary the remaining obligation owed the Executive under the terms of this contract and the Escrow Agreement. The Company may, however, at its option, elect to pay the Severance Amount to the Executive, or in the event of his death, his spouse or other named beneficiary, in the form of a lump-sum cash payment on or before the date the first monthly payment is due; or the Company, at its option, at anytime during the term of the Escrow Agreement, can direct the Escrow Agent to pay the Executive, the Executive's spouse, or named beneficiary, as the case may be, the then remaining balance of the severance amount, plus any accrued and accumulated interest thereon, in the form of a lump-sum cash payment, and the rights and obligations of all parties under both the Employment Agreement and Escrow Agreement shall be terminated.

          In the event, subsequent to the Change in Control, the Executive becomes an employee of any competing commercial bank, savings bank, savings and loan association, or credit union ("financial institution") in the defined market area of the Employer prior to the Change in Control, then any obligation of the Employer under this
          Section is terminated, and the Executive shall not be entitled to any further benefits under this Agreement.

          The severance amount set aside in escrow shall be invested according to the provisions of the escrow agreement attached hereto as "Exhibit A" and the interest earned included in the amount payable to the Executive. Any severance amounts not paid to the Executive shall be returned to the Company at the end of the 36-month escrow period, or sooner should the Executive accept employment with a competing "financial institution" as defined above. All interest earned on the account shall be paid to the Executive following the final severance payment.

     (c) "Other Benefits": To the extent not previously provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant hereto and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as those provided generally after the Effective Date to other peer executives of the Company and their families.

     (d) If termination of the Executive occurs less than three years after such Change in Control, then the benefits provided by this Agreement shall be pro rated on the ratio of the remaining portion of said three year period to the full three year period following Change in Control.


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

     (e) "Excess Parachute Payment": Anything herein to the contrary notwithstanding, in the event that an independent accountant shall determine that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms hereof or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Code Section 280G or would constitute an "excess parachute payment" (as defined in Code Section 280G), then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant hereto or pursuant to any other agreement with the company because of the occurrence of a Change in Control (such payments or distributions are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any payment to be nondeductible by the Company because of Code Section 280G or without causing any portion of the Payment to be subject to the excise tax imposed by Code Section 4999.

          If the independent accountant determines that any Payment would be nondeductible by the Company because of Code Section 280G or that any portion of the Payment would be subject to the excise tax imposed by Code Section 4999, the Company shall promptly give Executive notice to that effect. The Executive may then elect,in the Executive's sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount, and shall advise the Company in writing of the Executive's election within ten (10) days after the Executive's receipt of such notice. If no such election is made by the Executive within such ten-day period, the Company may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. For purposes of this paragraph, present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the independent accountant under this paragraph shall be binding upon the Company and the Executive and shall be made within sixty (60) days of a termination of employment of the Executive. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive hereunder and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as become due to the Executive hereunder.


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

          As a result of the uncertainty in the application of Code Section 280G and 4999 at the time of the initial determination by the independent accountant hereunder, it is possible that Agreement Payments will be made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company should have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the independent accountant, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which the independent accountant believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company, together with interest at the applicable Federal rate provided for in Code
          Section 7872(f)(2); provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Code
          Section 4999 or if the period of limitations for assessment of tax under Code Section 4999 against the Executive shall have expired. If the Executive is required to repay an amount under this Section, the Executive shall repay such amount over a period of time not to exceed one (1) year for each twenty-five thousand dollars ($25,000) which the Executive must repay to the Company. In the event that the independent accountant, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Code
          Section 7872(f)(2)(A).

4.2 Death. If the Executive's employment is terminated by reason of the Executive's death during the Term hereof (either prior or subsequent to a Change in Control but prior to a termination of employment by the Executive), this Agreement shall terminate without further obligation to the Executive's legal representatives hereunder.

4.3 Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Term hereof subsequent to a Change in Control, this Agreement shall terminate without further obligations to the Executive.

4.4 Termination for Cause; Executive's Termination Other Than for Good Reason After a Change in Control. If the Executive's employment shall be terminated for Cause during the Term hereof (either prior to or subsequent to a Change in Control), this Agreement shall terminate without further obligations to the Executive. If the Executive terminates employment with the Company during the Term hereof (other than for Good Reason after a Change in Control), this Agreement shall terminate without further obligations to the Executive.

4.5 Non-Exclusivity of Rights. Nothing herein shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of , or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.


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

4.6 Full Settlement. The Company's obligation to make the payments provided for herein and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, other than for the repayment of any debt owed the Company which is in default or to receive reimbursement of funds determined to have been taken through malfeasance. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amount payable to the Executive under any of the provisions hereof. The Company agrees, only on and after a Change in Control Date, to pay promptly as incurred all reasonable legal fees and expenses which the Executive may reasonably incur as a result of any unsuccessful contest by the Company or successful contest by the Executive, his heirs, agents or attorneys-in-fact, of the validity or enforceability of, or liability under, any provision hereof or any guarantee of performance thereof, plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 7872(f)(2)(A). If Executive commits acts of malfeasance during his employment which result in the conviction of said Executive of a crime, Executive shall be entitled to no benefits under this agreement from and after the date of such conviction.

4.7 Resolution of Disputes. If there shall be any dispute between the Company and the Executive (a) in the event of any termination of the Executive's employment by the Company, whether or not such termination was for Cause, or (b) in the event of any termination of employment by the Executive, whether Good Reason existed, then, the entire amount payable under Section
     4.1 of this agreement shall be held in escrow until there is a final nonappealable judgment by a court of competent jurisdiction. If said judgment declares that such termination was without Cause or that the determination by the Executive of the existence of Good Reason was made in good faith, the Escrow Agent shall, only on and after a Change in Control Date, pay all amounts, including any interest earned on any funds held in escrow, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4.1 as though such termination were by the Company without Cause or by the Executive with Good Reason. In the event, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph, such funds shall be payable to the Company.

     During the period of time the funds are held in escrow, the Escrow Agent shall pay to the Executive, the Executive's spouse, or named beneficiary, as the case may be, a monthly amount of 1/36 of the severance amount less any monthly W-2, Schedule C or Schedule F earnings reportable on Internal Revenue Service Form 1040 which are received by the Executive from his present employer, or any future employer or employers, until the earlier of 36 months or the exhaustion of the entire severance amount plus interest thereon.

     The severance amount set aside in escrow shall be invested according to the provisions of the escrow agreement attached hereto as "Exhibit A" and the interest earned included in the Amount payable to the Executive.

     As a condition of placing the severance amount in escrow, the Executive shall execute an agreement which shall be binding on Executive's spouse or other beneficiaries to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.


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

Section 5: Confidential Information.

     The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its or their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts of the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

Section 6: Successors.

6.1 Successors of Executive. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

6.2 Successors of Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement upon the effectiveness of any such succession shall be a breach hereof and shall entitle the Executive to terminate under the terms of the Agreement at the Executive's option on or after the Change in Control for Good Reason. As used herein, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

Section 7: Miscellaneous.

7.1 Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested,postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to the Company shall be directed to the attention of the Chairman of the Board of the Company with copies to the Chief Executive Officer and the Secretary of the Company, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     Notice to Executive:

     Stuart R. Johnson
     2803 Confederate Avenue
     Tupelo, MS   38801


     Notice to Company:

     The Peoples Holding Company
     209 Troy Street
     P. O. Box 709
     Tupelo, MS 38802-0709


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

7.2 Validity. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other portion of this Agreement.

7.3 Withholding. The Company may withhold from any amounts payable hereunder such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

7.4 Waiver. The Executive's or the Company's failure to insist upon a strict compliance with any provision hereof or any other provision hereof or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation,the right of the Executive to terminate employment for Good Reason pursuant to Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right hereof.

7.5 Effect on Other Employment Agreements. The terms hereof shall supersede all other employment or other agreements with respect to severance entered into by and between the Executive and the Company, or the Executive and any other employer, and this Agreement shall constitute the governing agreement pursuant to which the Company shall have obligations to the Executive upon the termination of the Executive's relationship with the Company or any subsidiary.

IN WITNESS WHEREOF, the Executive and the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf,all as of the day and year first above written.



                                           By : /s/ Stuart R. Johnson
                                                ----------------------
                                                  Stuart R. Johnson
                                                     EXECUTIVE


       ATTEST                               THE PEOPLES HOLDING COMPANY

By : /s/ Martha Webb                       By : /s/ E. Robinson McGraw
     ----------------------                     ----------------------
        Martha Webb                               E. Robinson McGraw
         Secretary                       President and Chief Executive Officer




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